                                                               Exhibit 99.T3B.2


                                 REGULATIONS OF

                         EAGLE-PICHER INDUSTRIES, INC.
                              (THE "CORPORATION")

                          (AMENDED AS OF ___________)

                                   ARTICLE I

                                  SHAREHOLDERS


     SECTION 1.1. PLACE OF MEETINGS. Meetings of shareholders, whether annual or special, shall be held at such place within or outside of the State of Ohio as shall be determined by the Board of Directors. In the absence of such determination, meetings shall be held at the principal office of the Corporation.

     SECTION 1.2. ANNUAL MEETING. The annual meeting of shareholders of the Corporation shall be held on such date as shall be designated by the Board of Directors. In the absence of such designation, the annual meeting shall be held at 2:00 P.M. on the fourth Tuesday of March in each year if not a legal holiday, and, if a legal holiday, then on the next day not a legal holiday. At the annual meeting, directors shall be elected, reports of the affairs of the Corporation shall be considered, and such other business shall be transacted as may properly be brought before the meeting.

     SECTION 1.3. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time by any of the following:

         (i) the Chairman of the Board or the President, or in case of the President's absence, death or disability, the Vice President authorized to exercise the President's authority;

         (ii) the Board of Directors by action at a meeting or by a majority of the directors acting without a meeting;

         (iii) the Secretary or Assistant Secretary of the Corporation; or

         (iv) at the request of persons holding twenty-five per cent of all outstanding shares entitled to vote.

     SECTION 1.4. ACTIONS WITHOUT MEETING. Any action that may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to vote at a meeting of the shareholders held for such purpose, which writing or writings shall be filed with or entered upon the records of the Corporation.

     SECTION 1.5. NOTICE OF MEETINGS. Written notice of each meeting of shareholders, stating the time, place and purposes of the meeting, shall be given not less than ten nor more than sixty days before the date of the meeting by or at the direction of the President, the Secretary or any other officer designated by the Board of Directors. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

     SECTION 1.6. WAIVER OF NOTICE. Notice of the time, place and purposes of any meeting of shareholders may be waived in writing by any shareholder, either before or after the holding of such meeting. Such writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice shall be deemed to be a waiver by the shareholder of notice of the meeting.

     SECTION 1.7. QUORUM. The holders of a majority of the shares of the Corporation, present in person or by proxy, shall constitute a quorum at such meetings. If a quorum is not present at a meeting of the shareholders, those shareholders present in person or by proxy shall have the power to adjourn the meeting without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting, until a quorum is present in person or by proxy at the adjourned meeting. At an adjourned meeting at which a quorum is present in person or by proxy, the Corporation may transact any business which might have been transacted at the original meeting.

     SECTION 1.8. VOTING. When a quorum is present at any meeting, except as otherwise expressly required by statute, the Articles of Incorporation or these Regulations, a majority of the votes cast at a meeting of shareholders shall control. Unless the express terms of the shares of the Corporation provide otherwise, each share shall entitle the holder of such share to one vote upon each matter properly submitted to the shareholders for their vote at a meeting of shareholders.

     SECTION 1.9. PROXIES. Persons entitled to vote shares or to act with respect to shares may vote or act in person or by proxy. The person appointed as a proxy need not be a shareholder. A proxy must be appointed in a writing signed by the shareholder. No appointment of a proxy is valid after the expiration of eleven months after it is made, unless the writing specifies the date on which it is to expire or the length of time for which it is to continue in force. Every appointment of a proxy shall be revocable, unless the appointment is coupled with an interest.

                                   ARTICLE II
                                   ----------

                                   DIRECTORS
                                   ---------

     SECTION 2.1. GENERAL POWERS. All of the authority of the Corporation shall be exercised by or under the direction of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation or these Regulations.

     SECTION 2.2. NUMBER, CLASSES AND ELECTION. The election of directors shall take place at the annual meeting of shareholders or at a special meeting called for that purpose. The number of directors of the Corporation shall be such number, not less than three, as shall be determined from time to time by action of the Board of Directors of the Corporation.

     SECTION 2.3 VACANCIES. All vacancies in the Board of Directors, whether caused by resignation, death or removal of any director, or by the failure of the shareholders at any time to elect the whole authorized number of directors, may be filled by a majority of the remaining directors. A director thus elected to fill any vacancy shall hold office for the unexpired term of such director's predecessor.

     SECTION 2.4   REMOVAL.   Any director may be removed from office as
provided by law.

     SECTION 2.5. PLACE OF MEETINGS. All meetings of the Board of Directors shall be held at the principal office of the Corporation or at such place, within or outside of the State of Ohio, as may be designated from time to time by a majority of the directors, or as may be designated in the notice or in the waiver of notice of such meeting.

     SECTION 2.6. ORGANIZATIONAL MEETINGS. An organizational meeting of the Board of Directors may be held, without call or notice, immediately following each annual meeting of the shareholders of this Corporation or at such alternative time as may be provided in a notice of meeting.

     SECTION 2.7. OTHER MEETINGS; NOTICE. Other meetings of the Board of Directors may be held at any time on the call of the Chairman of the Board, the President, any Vice President or any two directors. Written notice of any such meeting, unless waived, shall be given not less than two days prior to the day of the meeting. Notice also may be given personally or by telephone at least two days prior to such meeting. The notice shall state the time and place, but need not state the purposes, of the meeting. If the Secretary fails or refuses to give such notice promptly, the notice may be given by the person who called the meeting. Notice of adjournment of a meeting of the Board of Directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     SECTION 2.8. WAIVER OF NOTICE. Notice of the time and place of any meeting of the Board of Directors may be waived in writing, either before or after the meeting takes place, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of the meeting.

     SECTION 2.9. QUORUM. A majority of the whole authorized number of directors is necessary to constitute a quorum for a meeting of the Board of Directors, except that a majority of the directors in office constitutes a quorum for filling a vacancy in the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the Board of Directors, except as otherwise provided by law, the Articles of Incorporation or these Regulations.

     SECTION 2.10. TELEPHONIC MEETINGS. Meetings of the directors may be held by means of any communications equipment if all persons participating can hear each other, and participation in a meeting in such manner shall constitute presence at such meeting.

     SECTION 2.11. ACTIONS WITHOUT MEETING. Any action that may be authorized or taken at a meeting of the Board of Directors of the Corporation may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

     SECTION 2.12. EXECUTIVE AND OTHER COMMITTEES. When the number of directors authorized pursuant to Section 2.2 is greater than three, the Board of Directors may create an executive committee and/or other committees, of the Board, each of which shall consist of no fewer than three members. Such committees shall have and may exercise such powers of the Board of Directors in the management of the Corporation as may be conferred or authorized by the resolutions appointing them; however, no committee shall have the power to fill vacancies among the directors or in any committee. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to discharge any such committee. All such committees shall be discharged and shall cease to function at such time as the authorized number of directors is three or less.

     Such committees shall act only during the intervals between meetings of the Board of Directors and subject to the direction of the Board of Directors. Acts of any committee within the authority delegated to it shall be effective for all purposes as the act or authorization of the directors. A majority of the members of any committee may fix the time and place of its meetings. Committee members may participate at meetings by means of communications equipment if all participants can hear each other, and such participation shall constitute presence at the meeting. Such committees may act by a majority of their respective members at meetings or by a writing or writings signed by all members of such committee.

                                  ARTICLE III
                                  -----------

                                    OFFICERS
                                    --------

     SECTION 3.1. OFFICERS; TERMS; DUTIES. The officers of the Corporation shall consist of a President, Secretary and Treasurer; and the Board of Directors may, in its discretion, elect a Chairman of the Board and such Vice Presidents, Assistant Secretaries, Assistant Treasurers, a Controller and such other officers and agents as the Board of Directors may determine. All officers shall be elected by the Board of Directors, and they shall hold office for such period, exercise such authority and perform such duties as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these Regulations to be executed, acknowledged or verified by two or more officers.

     SECTION 3.2. ELECTION, TERM, ELIGIBILITY AND REMOVAL. The officers of the Corporation shall be elected annually by the Board of Directors at its organizational meeting held pursuant to Section 2.6 or at a special meeting held for such purpose. New or additional officers may be elected at any meeting of the Board of Directors. Each officer shall serve at the pleasure of the Board of Directors, and each officer shall hold office until his or her successor is chosen or until his or her death, resignation or removal. Only the Chairman of the Board need be a member of the Board of Directors. Any officer may be removed, with or without cause, by the Board of Directors without prejudice to the contract rights of such officer.

     SECTION 3.3. VACANCIES. If any office shall become vacant by reason of death, resignation, removal or otherwise, the Board of Directors shall elect a successor to fill such office.

     SECTION 3.4. DELEGATION OF DUTIES. In case of the absence of any officer of the Corporation or for any other reason that may seem sufficient to the Board of Directors, the Board of Directors may, for such time as the Board of Directors determines, delegate powers and duties of such officer to any other officer or to any director.

                                   ARTICLE IV
                                   ----------

                                     SHARES
                                     ------

     SECTION 4.1. SHARE CERTIFICATES.   Certificates for shares of the
Corporation shall be in such form and style as the Board of Directors may determine, and each certificate shall set forth the following:

                 (a) the name of the Corporation and that the Corporation is organized under the laws of the State of Ohio;

                 (b) the name of the holder of the shares represented by the certificate;

                 (c)  the number of shares represented by such certificate;

                 (d)  a statement that such shares are without par value; and

                 (e) any restrictions upon transfer of the shares represented by such certificate.

Certificates for shares of the Corporation shall be numbered serially as they are issued, and shall be signed by any of the Chairman of the Board, the President or a Vice President, and by any of the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer. When the certificate is countersigned by an incorporated transfer agent or registrar, the signature of any officer may be facsimile, engraved, stamped or printed.

     SECTION 4.2.  UNCERTIFICATED SHARES.    The Board of Directors may provide
by resolution that some or all of the shares of the Corporation shall be uncertificated shares, provided that such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation as provided in division (B) of Section 1308.43 of the Ohio Revised Code, and that such resolution shall not apply to a certificated security issued in exchange for an uncertificated security as provided in division (C) of
Section 1308.43 of the Ohio Revised Code. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner a written notice containing the information described in
Section 4.1 hereof. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class shall be identical.

     SECTION 4.3.  LOST CERTIFICATE.    Any shareholder claiming that a
certificate for shares has been lost, stolen or destroyed may make an affidavit or affirmation of the fact. Subject to any requirement established by the Board of Directors, a new certificate may be issued of the same tenor and representing the same number of shares, or any combination thereof, as were represented by the certificate alleged to have been lost, stolen or destroyed.


                                   ARTICLE V
                                   ---------

                                INDEMNIFICATION
                                ---------------

     SECTION 5.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any person who is a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or, as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity (and whether or not he or she continues as such director or officer), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, and, in respect of claims not made by or in the right of the Corporation, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such person in connection with the Proceeding; PROVIDED, HOWEVER, that the Corporation shall indemnify any person seeking indemnity in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the Board of Directors.

     SECTION 5.2.  INDEMNIFICATION OF EMPLOYEES AND AGENTS.   The Corporation
may, to such extent and in such manner as is determined by the Board of Directors, but in no event to an extent greater than is permitted by the General Corporation Law of Ohio, indemnify any employees and agents of the Corporation and any other persons permitted to be indemnified by the General Corporation Law of Ohio, but whose right to indemnification is not covered by Section 5.1, above.

     SECTION 5.3. ADVANCEMENT OF EXPENSES. Unless the only liability asserted against a director in an action, suit or proceeding governed by this Article V or applicable law is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorneys' fees, incurred by a director or officer in defending the action, suit or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of a written undertaking by which the director agrees to do both of the following:

         (i) repay the amount or amounts advanced if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and

         (ii) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

Expenses, including attorneys' fees, incurred by a director, officer, employee or agent in defending any action, suit or proceeding governed by this Article V or applicable law may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the Board of Directors in the specific case, upon receipt of a written undertaking by which the director, officer, employee or agent agrees to repay the amount or amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation.

     SECTION 5.4.  RIGHT OF CLAIMANT TO BRING SUIT.   If a claim under Section
5.1 hereof is not paid in full by the Corporation within 30 days after a written claim therefor has been received by the Corporation, the claimant may bring suit against the Corporation to recover the unpaid amount of the claim. If the claimant is successful in whole or in part, he or she also shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the applicable law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or the shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or the shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     SECTION 5.5.  CONTRACTUAL RIGHTS.  The right to be indemnified under
Section 5.1 (but not Section 5.2), including any right to the reimbursement or advancement of expenses pursuant thereto, (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

     SECTION 5.6. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article V shall not be exclusive, and shall be in addition to, any other right of indemnification or reimbursement which such person may have under any statute, provision of the Articles of Incorporation of the Corporation, agreement, vote of shareholders or disinterested directors or otherwise.

     SECTION 5.7. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation against expenses, liability or loss incurred in respect of the Proceeding, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Ohio General Corporation Law.

     SECTION 5.8.  DETERMINATIONS.  Any determination to be made under this
Article V by the Board of Directors shall be made as follows:

                 (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding;

                 (b)   if the quorum described in paragraph (a) of this Section
5.7 is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years;

                 (c)   by the shareholders; or

                 (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought.

                                   ARTICLE VI
                                   ----------

                                     NOTICE
                                     ------

     Whenever provisions of law, the Articles of Incorporation or these Regulations require notice to be given to any director or shareholder, personal or hand delivery of such notice shall not be required. Any such notice may be given in writing, by mail (by deposit in a post office or letter box, in an envelope with postage affixed), by courier, by overnight package delivery, by telegraph or by telecopier, in any case addressed to such director or shareholder at such address as appears on the records of the Corporation. Notice given by any one of the above methods shall be sufficient, and the method of giving notice to all directors or to all shareholders, as the case may be, need not be uniform. If otherwise permitted by these Regulations, notice to directors may also be given by telephone call. Such notice shall be deemed to be given at the time when it is so mailed, or delivered to a courier, an overnight package delivery company or a telegraph company, or, in the case of a telecopy, when transmission has been confirmed. Notice given by telephone shall be deemed to have been given only when communicated directly to the person to whom such notice is to be given (and not when left by voice mail or other recording device). In computing the period of time for the giving of notice, the day on which notice is given shall be excluded, and the day when the act for which notice is given is to be done is included, unless the instrument calling for the notice otherwise provides.

                                  ARTICLE VII
                                  -----------

                                      SEAL
                                      ----

     A corporate seal shall not be required. If the Board of Directors elects to provide a seal, failure to affix such seal to any document shall not affect the validity thereof.

                                  ARTICLE VIII
                                  ------------

                                   AMENDMENT
                                   ---------

     These Regulations may be altered, amended or repealed, or new Regulations may be adopted, (i) at any annual or special meeting of the shareholders called for that purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on the proposal, or (ii) without a meeting by the written consent of the holders of the Corporation's common shares entitling them to exercise two-thirds of the voting power of the Corporation on such proposal.